Exhibit 99.1

FLUIDIGM ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

SOUTH SAN FRANCISCO, Calif., May 5, 2016 – Fluidigm Corporation (NASDAQ:FLDM) today announced its financial results for the first quarter ended March 31, 2016.

Total revenue for the first quarter of 2016 was $29.0 million, an increase of 9% from $26.7 million in the first quarter of 2015. Net loss for the first quarter of 2016 was $19.9 million, compared with a net loss of $15.9 million for the first quarter of 2015. Non-GAAP net loss for the first quarter of 2016 was $11.5 million, compared with a $7.3 million non-GAAP net loss for the first quarter of 2015.

“We are pleased with our first quarter performance. Consistent with the guidance we communicated at the beginning of the year, we saw growth in single-cell biology, production genomics consumables, and new products. We are encouraged by this result, but we continue to expect that full year 2016 growth will be concentrated in the second half of the year,” said Gajus Worthington, Fluidigm President and Chief Executive Officer.

“Today, Fluidigm is also pleased to provide additional product revenue detail on our business, reflecting the restructuring undertaken in our commercial organization over the past 12 months. We now have dedicated teams serving the Research and Applied customer markets. Our Research customers are predominantly academic centers, while our Applied customers include clinical laboratories, Ag-Bio, biopharma, and contract research organizations. Fluidigm enjoys substantial opportunities within both the Research and Applied markets, and we are confident that this commercial structure positions us well for growth. We are pleased with the performance of both the Research and Applied teams in the first quarter, and believe this bodes well for the future,” continued Worthington.

Financial Highlights and Analysis

Total revenue of $29.0 million (includes service revenue) by category for Q1 2016:

•	Instrument revenue increased 5% or $0.6 million year-over-year in the first quarter, due to sales of Helios™ systems and contribution from other new products launched in 2015.

•	Consumables revenue increased 7% or $0.7 million year-over-year in the first quarter, primarily from increased sales of production genomics consumables.

•	IFC pull-through for the first quarter was within its historical range of $25,000 – $35,000 per instrument/year for genomics analytical systems and below its historical range of $15,000 – $25,000 per instrument/year for genomics preparatory systems.

•	Consumables pull-through for proteomics analytical systems in the first quarter was slightly above its historical range of $50,000 – $70,000 per instrument/year.

•	Service revenue increased 34% or $0.9 million year-over-year in the first quarter.

Total product revenue of $25.4 million (excludes service revenue) by customer for Q1 2016:

•	Total product revenue from Research customers was $15.7 million, up approximately 3% or $0.5 million year-over-year, driven by higher instrument sales.

•	Total product revenue from Applied customers was $9.7 million, up approximately 10% or $0.8 million year-over-year, driven by higher consumables sales.

Total installed base of approximately 1,700 units at the end of Q1 2016:

•	Total instrument installed base was approximately 1,700 units. Approximately 880 units of the installed base were analytical systems, with the balance comprising preparatory systems.

•	Total single-cell biology systems (includes C1™, Polaris™, Helios, CyTOF®, CyTOF 2, Callisto™, Biomark™, and Biomark HD systems motivated by single-cell research) represented approximately 850 units.

•	Approximately 65% of the Biomark HD system sales during the first quarter were motivated by single-cell biology research.

•	Approximately 15% of C1 system sales were combined with a Biomark HD system in the first quarter.

Total revenue of $29.0 million by geography for Q1 2016:

•	Total revenue by geographic region was as follows: U.S.– $13.2 million; Europe – $9.3 million; APAC – $6.0 million; and Other – $0.5 million.

•	Geographic region as a percent of total revenue was as follows: U.S. – 45%; Europe – 32%; APAC – 21%; and Other – 2%.

•	Total revenue year-over-year growth rates by region were as follows: U.S. – decreased by 5%; Europe – increased by 35%; APAC – increased by 15%; and Other – decreased by 39%.

Product margin and cash, cash equivalents, and investments:

•	GAAP product margin was 57.5% in the first quarter of 2016, versus 58.8% in the year ago period. Non-GAAP product margin was 72.1% in the first quarter of 2016, compared with 73.5% in the year ago period. Non-GAAP product margin excludes the effects of amortization of developed technology, depreciation and amortization, and stock-based compensation expense (see accompanying table for reconciliation of GAAP and non-GAAP product margins).

•	As of March 31, 2016, Fluidigm had approximately $95.2 million in cash, cash equivalents, and investments, compared with $101.5 million in cash, cash equivalents, and investments, as of December 31, 2015.

Business Highlights Since Fluidigm’s Last Earnings Release

•	Last month, Fluidigm began shipments of a new medium-cell 96 IFC with substantially improved single-cell capture based on optimized capture site architecture.

•	Due to customer demand, especially in the fields of immunology and cancer, the company accelerated development of the small-cell HT IFC, with release expected early in the third quarter of 2016.

•	Fluidigm anticipates release of a new medium-cell HT IFC, informed by the optimized capture site architecture used in the new medium-cell 96 IFC, early in the fourth quarter of 2016.

Financial Outlook for Full Year 2016

Fluidigm’s full year 2016 financial outlook is provided below, and today, Fluidigm is also providing some additional items in its full year 2016 financial outlook presented below in “Additional financial metrics for full year 2016.”

•	Total revenue is expected to be approximately $124 million to $128 million.

•	We expect currency-related impact on 2016 revenue to be minimal.

•	Operating expenses on a GAAP basis are expected to be approximately $132 million to $137 million. This compares to our previously provided GAAP operating expenses range of $134 million to $138 million.

•	Non-GAAP operating expenses, excluding approximately $14 million of estimated stock-based compensation expense and $5 million of estimated depreciation and amortization expense, are expected to be approximately $114 million to $118 million. Our previously provided estimated stock-based compensation expense was $16 million.

•	Interest expense is expected to be approximately $6 million.

•	Total cash outflow in 2016 is expected to be approximately $25 million to $30 million, including capital spending of approximately $4 million to $6 million.

Additional financial metrics for full year 2016:

•	Total depreciation and amortization expense is expected to be approximately $17 million to $18 million in 2016 and includes approximately $11 million of developed technology amortization expense recorded in cost of product revenue.

•	Cash, cash equivalents, and investments are expected to be approximately $70 million to $75 million at the end of the fourth quarter of 2016.

Conference Call Information

Fluidigm will host a conference call today, May 5, 2016, at 5:30 a.m. PT (8:30 a.m. ET). Individuals interested in listening to the conference call may do so by dialing (877) 556-5248 for domestic callers, or (720) 545-0029 for international callers. Please reference Conference ID 82786555. Interested parties may access the live teleconference in the Investor Relations section of the company’s website at: http://investors.fluidigm.com/events.cfm. The link will not be active until 5:15 a.m. PT on May 5, 2016.

A telephone replay of the teleconference will be available 90 minutes after the end of the call at (855) 859-2056 (domestic toll-free), or (404) 537-3406 (international toll), Conference ID 82786555. The conference call will also be archived on the Fluidigm investor’s page at: http://investors.fluidigm.com/.

Statement Regarding Use of Non-GAAP Financial Information

Fluidigm has presented certain financial information in accordance with GAAP and also on a non-GAAP basis for the first quarters of 2016 and 2015. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between completed GAAP and non-GAAP results are presented in the accompanying tables of this release. For future periods, Fluidigm is unable to provide a reconciliation of non-GAAP measures as a result of the inherent uncertainty regarding, and the potential variability of, the factors affecting future non-GAAP operating expenses, including (without limitation) uncertainty concerning future changes relating to acquisitions, technologies, and taxes that Fluidigm cannot accurately estimate.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to current estimates of 2016 total revenue; GAAP and non-GAAP operating expenses; total cash outflow; interest expense; capital spending; currency-related impact on 2016 revenue; cash outflow from operations; cash, cash equivalents and investments at the end of the fourth quarter of 2016; future growth and position in our target markets; the timing of anticipated revenue growth in 2016; and anticipated new product release expectations, including for the small and medium-cell HT IFC’s. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks relating to the future financial performance of Fluidigm’s product lines; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; potential product performance and quality issues; the possible loss of key employees, customers, or suppliers; intellectual property risks, including risks relating to maintaining material in-licensed intellectual property rights; competition; Fluidigm’s research and development, sales, marketing, and distribution plans and capabilities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Fluidigm’s business and operating results are contained in Fluidigm’s Annual Report on Form 10-K for the year ended December 31, 2015 and in its other filings with the Securities and Exchange Commission. Additional information will also be set forth in Fluidigm’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm Corporation disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm

Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets life science analytical and preparatory systems for growth markets such as single-cell biology and production genomics. We sell to leading academic institutions, clinical laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies worldwide. Our systems are based on proprietary microfluidics and multi-parameter mass cytometry technology, and are designed to significantly simplify experimental workflow, increase throughput, and reduce costs while providing excellent data quality. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

We use our website (www.fluidigm.com), corporate Twitter account (@Fluidigm), Facebook page (https://www.facebook.com/Fluidigm), and LinkedIn page (https://www.linkedin.com/company/fluidigm-corporation) as channels of distribution of information about our products, our planned financial and other announcements, our attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, investors should monitor our website and our social media accounts in addition to following our press releases, SEC filings, public conference calls, and webcasts.

Fluidigm, the Fluidigm logo, Biomark, C1, Callisto, CyTOF, Helios, and Polaris are trademarks or registered trademarks of Fluidigm Corporation.

Contact

Fluidigm Corporation

Ana Petrovic

Director, Corporate Development and Investor Relations

650.243.6628 (Office)

ana.petrovic@fluidigm.com

FLUIDIGM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2016	December 31, 2015 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$42,854	$29,117
Short-term investments	52,365	65,855
Accounts receivable, net	19,643	25,457
Inventories	19,570	17,924
Prepaid expenses and other current assets	3,372	5,742

Total current assets	137,804	144,095
Long-term investments	—	6,493
Property and equipment, net	15,370	15,258
Other non-current assets	8,907	9,048
Developed technology, net	88,246	91,048
Goodwill	104,108	104,108

Total assets	$354,435	$370,050

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,439	$6,094
Accrued compensation and related benefits	5,420	3,553
Other accrued liabilities	11,560	11,015
Deferred revenue, current portion	9,101	9,419

Total current liabilities	30,520	30,081
Convertible notes, net	194,742	194,673
Deferred tax liability, net	22,496	23,595
Other non-current liabilities	7,700	6,800

Total liabilities	255,458	255,149
Total stockholders’ equity	98,977	114,901

Total liabilities and stockholders’ equity	$354,435	$370,050

(1)	Derived from audited consolidated financial statements

FLUIDIGM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue:
Instruments	$13,814	$13,168
Consumables	11,556	10,826

Product revenue	25,370	23,994
Service revenue	3,544	2,652
License and grant revenue	89	83

Total revenue	29,003	26,729
Costs and expenses:
Cost of product revenue	10,787	9,893
Cost of service revenue	1,198	753
Research and development	10,412	9,990
Selling, general and administrative	25,475	20,094

Total costs and expenses	47,872	40,730

Loss from operations	(18,869)	(14,001)
Interest expense	(1,453)	(1,453)
Other expense, net	(324)	(1,120)

Loss before income taxes	(20,646)	(16,574)
Benefit from income taxes	762	643

Net loss	$(19,884)	$(15,931)

Net loss per share, basic and diluted	$(0.69)	$(0.56)

Shares used in computing net loss per share, basic and diluted	28,863	28,468

FLUIDIGM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Operating Activities
Net loss	$(19,884)	$(15,931)
Depreciation and amortization	1,565	1,338
Stock-based compensation expense	3,717	4,068
Amortization of developed technology	2,800	2,800
Other non-cash items	227	—
Changes in assets and liabilities, net	3,783	(2,075)

Net cash used in operating activities	(7,792)	(9,800)

Investing Activities
Purchases of investments	(8,514)	—
Proceeds from sales and maturities of investments	28,532	11,100
Proceeds from sale of investment in Verinata	2,330	—
Purchase of intangible assets	—	(120)
Purchases of property and equipment	(1,144)	(909)

Net cash provided by investing activities	21,204	10,071

Financing Activities
Proceeds from exercise of stock options	5	3,732

Net cash provided by financing activities	5	3,732
Effect of foreign exchange rate fluctuations on cash and cash equivalents	320	(734)

Net increase in cash and cash equivalents	13,737	3,269
Cash and cash equivalents at beginning of period	29,117	33,713

Cash and cash equivalents at end of period	$42,854	$36,982

FLUIDIGM CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Net loss (GAAP)	$(19,884)	$(15,931)
Stock-based compensation expense	3,717	4,068
Amortization of developed technology	2,800	2,800
Interest expense	1,453	1,453
Depreciation and amortization	1,464	1,172
Benefit from acquisition related income taxes	(1,018)	(820)
Loss on disposal of property and equipment	7	—

Net loss (Non-GAAP)	$(11,461)	$(7,258)

Shares used in net loss per share calculation - basic and diluted (GAAP and Non-GAAP)	28,863	28,468

Net loss per share - basic and diluted (GAAP)	$(0.69)	$(0.56)

Net loss per share - basic and diluted (Non-GAAP)	$(0.40)	$(0.25)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT MARGIN

	Three Months Ended March 31,
	2016	2015
Product margin (GAAP)	$14,583	$14,101
Amortization of developed technology	2,800	2,800
Depreciation and amortization	539	255
Stock-based compensation expense	378	484

Product margin (Non-GAAP)	$18,300	$17,640

Product margin percentage (GAAP)	57.5%	58.8%
Product margin percentage (Non-GAAP)	72.1%	73.5%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended March 31,
	2016	2015
Operating expenses (GAAP)	$35,887	$30,084
Stock-based compensation expense	(3,339)	(3,584)
Depreciation and amortization	(925)	(917)
Loss on disposal of property and equipment	(7)	—

Operating expenses (Non-GAAP)	$31,616	$25,583

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP LOSS FROM OPERATIONS

	Three Months Ended March 31,
	2016	2015
Loss from operations (GAAP)	$(18,869)	$(14,001)
Stock-based compensation expense	3,717	4,068
Amortization of developed technology	2,800	2,800
Depreciation and amortization	1,464	1,172
Loss on disposal of property and equipment	7	—

Loss from operations (Non-GAAP)	$(10,881)	$(5,961)